KENNEDY WILSON

THE GRANGE APARTMENTS, DUBLIN, IRELAND

Q4 2018 | EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL INFORMATION

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
Fourth Quarter and Full Year December 31, 2018

Certain terms used in this release are defined below under the caption "Common Definitions". Certain information included in this release constitutes non-GAAP financial measures. For a definition of the non-GAAP financial measures used in this release, see "Common Definitions" below, and for a reconciliation of those measures to their most comparable GAAP measure, see the tables set forth in the Company's supplemental financial information included in this release and also available at www.kennedywilson.com.

Contact: Daven Bhavsar, CFA
Vice President of Investor Relations
(310) 887-3431
dbhavsar@kennedywilson.com	151 S. El Camino Drive
www.kennedywilson.com	Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS 4Q AND FULL YEAR 2018 RESULTS

BEVERLY HILLS, Calif. (February 27, 2019) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) today reported the following results for the fourth quarter and full year of 2018:

	4Q		Full Year
(Amounts in millions, except per share data)	2018	2017	2018	2017
GAAP Results
GAAP Net Income to Common Shareholders	$30.7	$99.2	$150.0	$100.5
Per Diluted Share	0.21	0.69	1.04	0.83

Non-GAAP Results
Adjusted EBITDA	$177.7	$200.6	$712.7	$455.7
Adjusted Net Income	88.8	113.9	397.0	242.5

“The fourth quarter concluded a record year of financial results driven by increases in our recurring cash flow along with significant capital gains from our asset sales program," said William McMorrow, chairman and CEO of Kennedy Wilson. "Kennedy Wilson is well positioned to continue our momentum into 2019 with a focus on active asset management and continued progress across our development pipeline while at the same time increasing our third-party fee-bearing capital.”

4Q & Full Year Highlights

•
46% Increase in Property NOI: The Company's share of Property NOI increased to $424 million in 2018 from $290 million in 2017, an increase of $134 million, which was primarily driven by the acquisition of KWE in 4Q-17.

•
Gains from Sale of Real Estate: The Company's share of total gains from the sale of real estate in 4Q-2018 was $88 million, a decrease of $55 million from 4Q-2017. For the year, the Company had $326 million in gains from the sale of real estate, an increase of $114 million from 2017.

•	37% Increase in Pro-rata Revenue: In 2018, the Company's share of revenue, excluding sale of real estate, increased by 37% to $806 million.

•	Strong Same Property Performance with NOI up 6.6% in 4Q-18 and 5.4% for FY-18

	4Q - 2018 vs 4Q - 2017			FY - 2018 vs FY - 2017
	Occupancy	Revenue	NOI	Occupancy	Revenue	NOI
Multifamily - Market Rate	0.5%	4.8%	5.6%	0.2%	5.0%	5.8%
Multifamily - Affordable	(0.4)%	4.8%	6.7%	(0.3)%	5.0%	6.3%
Commercial	0.4%	1.9%	2.1%	(0.1)%	3.7%	2.2%
Hotel	NA	6.8%	54.9%	NA	5.8%	20.6%
Weighted Average		4.1%	6.6%		4.8%	5.4%

•	In-Place Estimated Annual NOI of $407 Million; Targeting an Additional $100 Million From Development and Leasing by 2023:

◦
The Company's estimated annual NOI from its stabilized portfolio decreased by $32 million to $407 million from $439 million on December 31, 2017 primarily as a result of the net sale of assets during 2018.

◦	For the year, the Company added $19 million to Estimated Annual NOI through the completion of lease-up and stabilization initiatives.

•
Fee-Bearing Capital Growth: The Company's fee-bearing capital grew from $1.8 billion to $2.2 billion in 2018. During the year, the Company raised an additional $600 million in fee-bearing capital offset by a decrease of $200 million due to asset dispositions.

•
Meyers Research Sale: During the quarter, Kennedy Wilson sold its research subsidiary, Meyers Research, LLC ("Meyers"), to MidOcean Partners, a private equity firm. As a result of the sale, Kennedy Wilson recognized a $40 million gain. Meyers had nearly 150 employees in 10 offices with revenues of $15 million and expenses of $17 million in 2018.

Investment Activity

•
$2.7 Billion in 2018 Investment Transactions: The Company completed acquisitions totaling $1.3 billion (of which KW's share was $622 million) and dispositions totaling $1.4 billion (of which KW's share was $971 million).

•	Cash Generated from Asset Sales: The Company generated $169 million of cash from asset sales in 4Q-18 and $634 million in FY-2018.

•
Capital Recycling: During the quarter, the Company invested $151 million of capital with 58% into new investments, 32% into capex, and 10% into its share repurchase program. For the year, the Company invested $659 million of capital with 51% into new investments, 27% into its share repurchase program, and 22% into capex.

•	4Q-18 Acquisitions: The Company, together with its equity partners, completed $450 million of acquisitions in 4Q-18, including the following key transactions:

◦
The Grange, Dublin, Ireland: The Company and AXA Investment Managers - Real Assets in a 50/50 joint venture acquired The Grange, a 274-unit apartment community and four-acre development site targeting an additional 235 multifamily units in the South Dublin suburb of

Sandyford. The purchase was made from Grant Thornton Receiver, on behalf of the National Asset Management Agency ("NAMA"), for $184 million.

◦
Alpine Meadows, Sandy, Utah: The Company acquired Alpine Meadows, a 222-unit wholly owned apartment community in the Salt Lake City, Utah region, for $49 million. The property was acquired through a 1031 exchange with profits generated from the recent sale of the Bay Village Apartments, which was built a decade before Alpine Meadows.

◦
Reedhouse, Boise, Idaho: The Company acquired off-market a wholly-owned 188-unit apartment community in Boise, Idaho for $24 million via 1031 exchange. More than $6 million is planned to be invested to upgrade the unit interiors, and improve the clubhouse, fitness center and pool.

•	4Q-18 Dispositions generated an 81% return on equity: The Company, together with its equity partners, completed $313 million of dispositions in 4Q-18, including the following key transactions:

◦
Dublin Office Sale: The Company sold South Bank House and The Warehouse located in Dublin, Ireland totaling 82,000 square feet, to Google Ireland Limited, following strong execution of value-enhancing asset management initiatives.

◦
Northern California Multifamily Sale: The Company sold the Bay Village Apartments in the San Francisco suburb of Vallejo, California. Kennedy Wilson had a 50% ownership in the 260-unit property that was acquired alongside a joint-venture partner in 2010. The proceeds were used to acquire Alpine Meadows in Sandy, Utah via 1031 exchange.

◦
UK Hotel Portfolio Sale: The Company sold a portfolio of six hotels totaling 864 rooms located across the U.K. for $54 million. Kennedy Wilson originally acquired the portfolio in 2015, and during the ownership period, executed tenant surrender and asset management strategies and completed a structured sales process.

Balance Sheet and Liquidity

•
32% Increase in Liquidity: Liquidity totaled $988 million, consisting of cash and cash equivalents of $488 million(1) and $500 million of undrawn capacity on the Company's revolving line of credit, a 32% increase from $751 million as of December 31, 2017.

•
$50 Million Term Loan Paydown: The Company paid down its term loan by $50 million in 4Q-18. The term loan has a remaining balance of $75 million. The term loan had an initial balance of $200 million at origination in October 2017.

•
Global Debt Profile: Kennedy Wilson's debt had a weighted average interest rate of 4.0% per annum, a weighted average remaining maturity of 5.7 years, and approximately 81% of total debt (at share) is fixed with another 13% hedged against increases in rates. 45 percent of the Company's debt is either Euro or Sterling denominated and 55% is U.S. dollar denominated.

•
Share Repurchase Program(2): In 2018, the Company repurchased and retired 9.7 million shares for $175 million at a weighted-average price of $17.94 per share. As of December 31, 2018, the Company had $85 million remaining available under its $250 million share repurchase plan. In 2018, the Company returned $289 million to shareholders in the form of dividends and share repurchases, equating to approximately $2.00 per share.

•	Dividend Tax Treatment: For U.S. federal tax purposes, Kennedy Wilson's 2018 dividend was classified 77% as return of capital and 23% as dividend income.

Foreign Currency Fluctuations and Hedging

•	Income Statement

◦	Changes in foreign currency rates had an impact on our financial results as shown in the following metrics:

	4Q-18 vs 4Q-17	FY-2018 vs FY-2017
Consolidated Revenue	(3)%	(1)%
Adjusted EBITDA	(3)%	(1)%

•	Shareholders' Equity

◦
During 2018, GBP and EUR foreign currency rates decreased by 6% and 5%, respectively, on average against the USD. The net decrease in shareholders' equity related to fluctuations in foreign currency and related hedges (in the GBP and EUR) was $14 million, equating to 1% of total Kennedy-Wilson Holdings, Inc. shareholders' equity.

Subsequent Events
In January, the Company and its equity partner sold the Ritz-Carlton, Lake Tahoe, for $120 million. Since acquiring the hotel in 2012, Kennedy Wilson grew the average daily rate by 63% and revenue per available room by 100%. The Company realized a cash profit of $37 million over the life of the investment, and upon sale, recognized gains of approximately $13 million.

Footnotes
(1) Includes $88 million of restricted cash, which is included in cash and cash equivalents.
(2) Future purchases under the program may be made in the open market, in privately negotiated transactions, through the net settlement of the Company's restricted stock grants or otherwise, with the amount and timing of the repurchases dependent on market conditions and subject to the Company's discretion.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Thursday, February 28. The direct dial-in number for the conference call is (888) 254-3590 for U.S. callers and (786) 789-4797 for international callers.
A replay of the call will be available for one week beginning one hour after the live call and can be accessed by (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers. The passcode for the replay is 3592717.
The webcast will be available at: https://services.choruscall.com/links/kw190228c8wuZJVL.html. A replay of the webcast will be available one hour after the original webcast on the Company’s investor relations web site for three months.
About Kennedy Wilson
Kennedy Wilson (NYSE:KW) is a leading global real estate investment company.  We own, operate, and invest in real estate both on our own and through our investment management platform.  We focus on multifamily and office properties located in the Western U.S., UK, and Ireland. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	December 31,
	2018	2017
Assets
Cash and cash equivalents	$488.0	$351.3
Accounts receivable	56.6	62.7
Real estate and acquired in place lease values	5,702.5	6,443.7
Loan purchases and originations	27.8	84.7
Unconsolidated investments	859.9	519.3
Other assets	222.3	263.1
Total assets	$7,357.1	$7,724.8

Liabilities
Accounts payable	$24.1	$19.5
Accrued expenses and other liabilities	489.0	465.9
Mortgage debt	2,950.3	3,156.6
KW unsecured debt	1,202.0	1,179.4
KWE unsecured bonds	1,260.5	1,325.9
Total liabilities	5,925.9	6,147.3
Equity
Common Stock	—	—
Additional paid-in capital	1,744.6	1,883.3
Accumulated deficit	(56.4)	(90.6)
Accumulated other comprehensive loss	(441.5)	(427.1)
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	1,246.7	1,365.6
Noncontrolling interests	184.5	211.9
Total equity	1,431.2	1,577.5
Total liabilities and equity	$7,357.1	$7,724.8

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue
Rental	$122.0	$131.1	$514.6	$504.7
Hotel	38.1	31.7	155.7	127.5
Sale of real estate	8.1	8.1	56.8	111.5
Investment management, property services, and research fees	10.5	10.2	45.3	42.9
Loan purchases, loan originations, and other	—	0.2	1.1	15.2
Total revenue	178.7	181.3	773.5	801.8
Expenses
Rental	41.3	40.7	160.8	151.2
Hotel	30.7	27.0	121.5	100.3
Cost of real estate sold	6.9	6.5	52.5	80.2
Commission and marketing	1.3	1.3	5.9	7.2
Compensation and related	46.0	63.7	168.8	177.2
General and administrative	14.2	11.5	50.8	42.2
Depreciation and amortization	47.4	55.3	206.1	212.5
Total expenses	187.8	206.0	766.4	770.8
Income from unconsolidated investments	17.8	20.4	78.7	77.8
Gain on sale of real estate, net	67.6	149.7	371.8	226.7
Gain on sale of business	40.4	—	40.4	—
Acquisition-related expenses	(1.1)	(2.1)	(1.7)	(4.4)
Interest expense	(56.9)	(58.8)	(238.2)	(217.7)
Other (loss) income	(1.5)	3.7	12.0	8.3
Income before (provision for) benefit from income taxes	57.2	88.2	270.1	121.7
(Provision for) benefit from income taxes	(24.3)	17.2	(58.0)	16.3
Net income	32.9	105.4	212.1	138.0
Net income attributable to the noncontrolling interests	(2.2)	(6.2)	(62.1)	(37.5)
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$30.7	$99.2	$150.0	$100.5
Basic earnings per share(1)
Income per basic	$0.21	$0.69	$1.04	$0.83
Weighted average shares outstanding for basic	141,253,645	140,490,974	142,895,472	119,147,192
Diluted earnings per share(1)
Income per diluted	$0.21	$0.69	$1.04	$0.83
Weighted average shares outstanding for diluted	143,098,291	140,490,974	144,753,421	119,147,192
Dividends declared per common share	$0.21	$0.19	$0.78	$0.70
(1)  Includes impact of the Company allocating income and dividends per basic and diluted share to participating securities.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA
(Unaudited)
(Dollars in millions)
The table below reconciles Adjusted EBITDA to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$30.7	$99.2	$150.0	$100.5
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Interest expense	63.3	59.5	256.4	189.2
Depreciation and amortization	48.9	50.5	209.9	148.4
Provision for (benefit from) income taxes	25.6	(17.6)	59.3	(20.8)
Share-based compensation	9.2	9.0	37.1	38.4
Adjusted EBITDA	$177.7	$200.6	$712.7	$455.7
(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.

The table below provides a detailed reconciliation of Adjusted EBITDA to net income.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$32.9	$105.4	$212.1	$138.0
Non-GAAP adjustments:
Add back:
Interest expense	56.9	58.8	238.2	217.7
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.7	6.0	26.0	23.0
Depreciation and amortization	47.4	55.3	206.1	212.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	3.2	3.2	13.2	16.2
Provision for (benefit from) income taxes	24.3	(17.2)	58.0	(16.3)
Share-based compensation	9.2	9.0	37.1	38.4
EBITDA attributable to noncontrolling interests(1)	(3.9)	(19.9)	(78.0)	(173.8)
Adjusted EBITDA	$177.7	$200.6	$712.7	$455.7

(1) EBITDA attributable to noncontrolling interests includes $1.7 million and $7.9 million of depreciation and amortization, $1.3 million and $5.3 million of interest, and $(1.3) million and $0.4 million of taxes, for the three months ended December 31, 2018 and 2017, respectively. EBITDA attributable to noncontrolling interests includes $9.4 million and $80.3 million of depreciation and amortization, $7.8 million and $51.5 million of interest, and $(1.3) million and $4.5 million of taxes, for the year ended December 31, 2018 and 2017, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted Net Income
(Unaudited)
(Dollars in millions, except per share data)
The table below reconciles Adjusted Net Income to net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders, using Kennedy Wilson’s pro-rata share amounts for each adjustment item.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$30.7	$99.2	$150.0	$100.5
Non-GAAP adjustments:
Add back (Kennedy Wilson's Share)(1):
Depreciation and amortization	48.9	50.5	209.9	148.4
Share-based compensation	9.2	9.0	37.1	38.4
One-time tax remeasurement(2)	—	(44.8)	—	(44.8)
Adjusted Net Income	$88.8	$113.9	$397.0	$242.5

Weighted average shares outstanding for diluted	143,098,291	140,490,974	144,753,421	119,147,192

(1) See Appendix for reconciliation of Kennedy Wilson's Share amounts.
(2) Recorded as a result of US tax reform legislation, commonly referred to as the "Tax Cuts and Jobs Act", signed into law on December 22, 2017.

The table below provides a detailed reconciliation of Adjusted Net Income to net income.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net income	$32.9	$105.4	$212.1	$138.0
Non-GAAP adjustments:
Add back:
Depreciation and amortization	47.4	55.3	206.1	212.5
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	3.2	3.2	13.2	16.2
Share-based compensation	9.2	9.0	37.1	38.4
Net income attributable to the noncontrolling interests, before depreciation and amortization(1)	(3.9)	(14.2)	(71.5)	(117.8)
One-time tax remeasurement(2)	—	(44.8)	—	(44.8)
Adjusted Net Income	$88.8	$113.9	$397.0	$242.5

Weighted average shares outstanding for diluted	143,098,291	140,490,974	144,753,421	119,147,192

(1) Includes $1.7 million and $7.9 million of depreciation and amortization for the three months ended December 31, 2018 and 2017, respectively, and $9.4 million and $80.3 million for the year ended December 31, 2018 and 2017, respectively.
(2) Recorded as a result of US tax reform legislation, commonly referred to as the "Tax Cuts and Jobs Act", signed into law on December 22, 2017.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "may," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2017, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.
Common Definitions
·     “KWH,” "KW," “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries.
·    “KWE” refers to Kennedy Wilson Europe Real Estate plc, which was a London Stock Exchange-listed company that we externally managed through a wholly-owned subsidiary. On October 20, 2017 we acquired KWE, which is now a wholly-owned subsidiary. Prior to the acquisition, we owned approximately 24% and in accordance with U.S. GAAP, the results of KWE were consolidated in our financial statements.
·    “Adjusted EBITDA” represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes, share-based compensation expense for the Company and EBITDA attributable to noncontrolling interests.
Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.  Our management uses Adjusted EBITDA to analyze our business because it adjusts net income for items we believe do not accurately reflect the nature of our business going forward or that relate to non-cash compensation expense or noncontrolling interests. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, Adjusted EBITDA is not a recognized measurement under GAAP and when analyzing our operating performance, readers should use Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not remove all non-cash items (such as acquisition-related gains) or consider certain cash requirements such as tax and debt service payments. The amount shown for Adjusted EBITDA also differs from the amount calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-

cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
·    “Adjusted Fees’’ refers to Kennedy Wilson’s gross investment management, property services and research fees adjusted to include Kennedy Wilson's share of fees eliminated in consolidation, Kennedy Wilson’s share of fees in unconsolidated service businesses and performance fees included in unconsolidated investments.  Effective January 1, 2018, we adopted new GAAP guidance on revenue recognition and implemented a change in accounting principles related to performance allocations, which resulted in us now accounting for performance allocations (commonly referred to as “performance fees” or “carried interest”) under the GAAP guidance for equity method investments and presenting performance allocations as a component of income from unconsolidated investments. Our management uses Adjusted fees to analyze our investment management and real estate services business because the measure removes required eliminations under GAAP for properties in which the Company provides services but also has an ownership interest. These eliminations understate the economic value of the investment management, property services and research fees and makes the Company comparable to other real estate companies that provide investment management and real estate services but do not have an ownership interest in the properties they manage. Our management believes that adjusting GAAP fees to reflect these amounts eliminated in consolidation presents a more holistic measure of the scope of our investment management and real estate services business.
·   “Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, share-based compensation and net income attributable to noncontrolling interests, before depreciation and amortization.  Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·   “Cap rate” represents the net operating income of an investment for the year preceding its acquisition or disposition, as applicable, divided by the purchase or sale price, as applicable.  Cap rates set forth in this presentation only includes data from income-producing properties. We calculate cap rates based on information that is supplied to us during the acquisition diligence process. This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP. In addition, cap rates represent historical performance and are not a guarantee of future NOI. Properties for which a cap rate is provided may not continue to perform at that cap rate.
·     "Consolidated investment account" refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases gross of accumulated depreciation and amortization, net hedge asset or liability, unconsolidated investments, consolidated loans, and net other assets.
·     "Equity partners" refers to non-wholly-owned subsidiaries that we consolidate in our financial statements under U.S. GAAP and third-party equity providers.
·    "Estimated Annual NOI" is a property-level non-GAAP measure representing the estimated annual net operating income from each property as of the date shown, inclusive of rent abatements (if applicable).  The calculation excludes depreciation and amortization expense, and does not capture the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements, and leasing commissions necessary to maintain the operating performance of our properties. Any of the enumerated items above could have a material effect on the performance of our properties. Also, where specifically noted, for properties purchased in 2018, the NOI represents estimated Year 1 NOI from our original underwriting.  Estimated year 1 NOI for properties purchased in 2018 may not be indicative of the actual results for those properties. Estimated annual NOI is not an indicator of the actual annual net operating income that the Company will or expects to realize in any period.  Please also see the definition of "Net operating income" below.  The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
·     "Estimated Forward Yield on Cost” represents the Company’s estimate of future net operating income, assuming it has completed its planned value-add asset management initiatives, divided by the sum of the purchase price and additional capital expenditure costs that are expected to be incurred in accordance with the Company’s original underwriting at the time of acquisition.  This information is not audited or reviewed by independent accountants and may be presented in a manner that is different from similar information included in our financial statements prepared in accordance with GAAP.  Estimated Forward Return on Cost is based on management’s current expectations and are based on assumptions that may prove to be inaccurate and involve known and unknown risks. For example, Estimated Forward Return on Cost is based in part on data made available to us during the course of our due diligence process in connection with asset acquisitions and assumes the timely and on-budget completion of our value-add initiatives, the timely leasing of all additional capacity and the absence of customer defaults or early lease terminations.  Accordingly, the actual return on cost of an investment made by the Company may differ materially and adversely from the Estimated Forward Return on Cost figures set forth in this release, and we caution you not to place undue reliance on such figures.   This information is not provided for development assets with no current income-producing component.
·     "Fee-Bearing Capital" represents total third-party committed or invested capital that we manage in our joint-ventures and commingled funds that entitle us to earn fees, including without limitation, asset management fees, construction management fees, acquisition and disposition fees and/or promoted interest, if applicable.
·     "Gross Asset Value” refers to the gross carrying value of assets, before debt, depreciation and amortization, and net of noncontrolling interests.
·     "Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation and amortization.

·
"Investment Management and Real Estate Services Assets under Management" ("IMRES AUM") generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our IMRES AUM is principally intended to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our IMRES AUM consists of the total estimated fair value of the real estate properties and other real estate related assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our IMRES AUM. The estimated value of development properties is included at estimated completion cost.

·     "Net operating income" or " NOI” is a non-GAAP measure representing the income produced by a property calculated by deducting certain property expenses from property revenues. Our management uses net operating income to assess and compare the performance of our properties and to estimate their fair value. Net operating income does not include the effects of depreciation or amortization or gains or losses from the sale of properties because the effects of those items do not necessarily represent the actual change in the value of our properties resulting from our value-add initiatives or changing market conditions. Our management believes that net operating income reflects the core revenues and costs of operating our properties and is better suited to evaluate trends in occupancy and lease rates. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Noncontrolling interests" represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
·     "Pro-Rata" represents Kennedy Wilson's share calculated by using our proportionate economic ownership of each asset in our portfolio, including our approximate 24% ownership in KWE immediately prior to our acquisition of KWE in the fourth quarter of 2017. Please also refer to the pro-rata financial data in our supplemental financial information.

·     "Property NOI" or "Property-level NOI" is a non-GAAP measure calculated by deducting the Company's Pro-Rata share of rental and hotel property expenses from the Company's Pro-Rata rental and hotel revenues. Please also see the reconciliation to GAAP in the Company’s supplemental financial information included in this release and also available at www.kennedywilson.com.
·     "Return on Equity" is a ratio calculated by dividing the net cash distributions of an investment to Kennedy Wilson, after the cost of leverage, if applicable, by the total cash contributions by Kennedy Wilson over the lifetime of the investment.
·     “Same property” refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.  The same property information presented throughout this report is shown on a cash basis and excludes non-recurring expenses. This analysis excludes properties that are either under development or undergoing lease up as part of our asset management strategy.

Note about Non-GAAP and certain other financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including Adjusted EBITDA, Adjusted Net Income, Net Operating Income, and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the SEC, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies. Annualized figures used throughout this release and supplemental financial information, and our estimated annual net operating income metrics, are not an indicator of the actual net operating income that the Company will or expects to realize in any period.

KW-IR

Supplemental Financial Information

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	December 31, 2018	December 31, 2017

Market Data
Common stock price per share	$18.17	$17.35
Common stock shares outstanding	143,205,394	151,561,284

Equity Market Capitalization	$2,602.0	$2,629.6

Kennedy Wilson's Share of Debt
Kennedy Wilson's share of property debt (1)	3,444.1	3,534.0
Senior notes payable	1,150.0	900.0
Kennedy Wilson Europe bonds	1,268.4	1,335.2
Credit Facility	75.0	300.0
Total Kennedy Wilson's share of debt	5,937.5	6,069.2
Total Capitalization	$8,539.5	$8,698.8
Less: Kennedy Wilson's share of cash	(496.4)	(345.7)
Total Enterprise Value	$8,043.1	$8,353.1
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $60 million, based on contractual ownership.

Kennedy-Wilson Holdings, Inc.
Components of Value Summary
As of December 31, 2018
(Unaudited, Dollars in millions)
Below are key valuation metrics provided to assist in the calculation of a sum-of-the-parts valuation of the Company as of December 31, 2018. Please note that excluded below is the potential value of the Company's future promoted interest as well as the value of the Company's team and brand. A sum of the parts can be calculated by adding together KW’s share of the value of its investments (#1-#6), the value of KW’s services business (#7-#8) and subtracting KW’s net debt (#9-#10).

				Kennedy Wilson's Share
Investments		Description	Occupancy	Est. Annual NOI(1)(2)	Common Valuation Approach	Page #
Income-producing Assets
1	Multifamily	24,180 units	94.7%	$177.6	Cap rate	22
2	Commercial	16.0 million square feet	94.2%	200.1	Cap rate	23
3	Hotels	5 hotels / 849 hotel rooms	N/A	28.8	Cap rate	24
	Total			$406.5

Unstabilized, Development, and Non-income Producing Assets				KW Gross Asset Value
4	Unstabilized(4)	772 multifamily units 2.0 million commercial sq.ft.	40.7%	$520.8	Multiple of gross asset value	25
5	Development(4)	3,661 multifamily units 0.9 million commercial sq. ft. One five-star resort	N/A	451.1	Multiple of gross asset value	26
6	Loans, residential, and other(5)	20 investments, 5 unresolved loans	N/A	274.7	Multiple of gross asset value	24
	Total			$1,246.6

Investment Management and Real Estate Services			Annual Adj. Fees	Annual Adj. EBITDA
7	Investment management	Management and promote fees	$54.3	$37.2	Adj. EBITDA or Adj. Fees Multiple	30
8	Property services	Fees and commissions	16.9	(0.6)	Adj. EBITDA or Adj. Fees Multiple	30
	Total		$71.2	$36.6

Net Debt				Total
9	KW Share of Debt(3)	Secured and Unsecured Debt		$6,138.7	Face Value
10	KW Share of Cash	Cash		(496.4)	Book Value
	Total Net Debt			$5,642.3		28
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.
(2) Based on weighted-average ownership figures held by KW.

(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $261.3 million, based on economic ownership.
(4) See additional detail related to Unstabilized, Development, and Non-income Producing Assets, as of December 31, 2018. KW Share of Debt below is included in the Net Debt amounts within the Components of Value Summary above.

	KW Gross Asset Value	KW Share of Debt	Investment Account
Unstabilized - Multifamily and Commercial	$520.8	$142.7	$378.1
Development - Multifamily, Commercial, and Hotel	451.1	71.9	379.2
Loans, residential, and other	274.7	4.3	270.4
Unstabilized, Development, and Non-income Producing Assets	$1,246.6	$218.9	$1,027.7

Kennedy-Wilson Holdings, Inc.
Incoming-Producing Properties
As of December 31, 2018
(Unaudited, Dollars in millions)
The following information reflects Kennedy Wilson's Pro-rata share of Estimated Annual NOI (from income-producing properties) by geography and property type, as of December 31, 2018, of which 79% is derived from wholly-owned assets.

KENNEDY WILSON'S SHARE OF ESTIMATED ANNUAL NOI

BY COUNTRY
($407 MILLION TOTAL)

$193
48%
Western U.S.
$99
24%
United Kingdom
$94
23%
Ireland
$21
5%
Spain & Italy

BY PROPERTY TYPE
($407 MILLION TOTAL)

$178
44%
Multifamily
$117
29%
Office
$72
17%
Retail
$40
10%
Industrial & Hotels

	Pacific Northwest	Southern California	Northern California	Mountain States	Hawaii	U.K.	Ireland	Italy	Spain	Total
Multifamily - Market Rate	$49.4	$22.0	$26.8	$29.8	$—	$4.4	$26.8	$—	$—	$159.2
Multifamily - Affordable	13.4	1.5	1.8	1.7	—	—	—	—	—	18.4
Commercial -Office	15.8	11.3	0.6	0.8	—	44.4	34.9	9.2	—	117.0
Commercial - Retail	0.7	2.6	1.0	9.8	—	34.6	10.7	—	12.0	71.4
Commercial - Industrial	—	—	—	—	—	11.7	—	—	—	11.7
Hotels	—	—	3.7	—	0.2	3.5	21.4	—	—	28.8
Total Estimated Annual NOI	$79.3	$37.4	$33.9	$42.1	$0.2	$98.6	$93.8	$9.2	$12.0	$406.5

Kennedy-Wilson Holdings, Inc.
All-Property Investment Summary by Ownership
As of December 31, 2018
(Unaudited)
(Dollars in millions and Square Feet in millions)
The following summarizes Kennedy Wilson's income-producing multifamily and commercial portfolio by ownership category. Excluded below are commercial - unstabilized, development, loans, and residential and other investments.

Total Portfolio
	December 31, 2018						December 31, 2017
KW Ownership Category	Multifamily Units	Commercial Rentable Sq. Ft.	Hotel Rooms	KW Share of Est. Annual NOI(1)	Ownership(2)	Estimated Annual NOI Change	Multifamily Units	Commercial Rentable Sq. Ft.	Hotel Rooms	KW Share of Est. Annual NOI(1)	Ownership(2)
~100% Owned	10,404	9.5	607	$321.4	99.4%	(11.2)%	9,841	12.3	611	$362.0	99.5%
~50% owned	10,256	1.0	170	69.1	44.7%	15.0%	9,452	0.9	363	60.1	48.2%
Minority-owned	3,520	5.5	72	16.0	13.1%	(4.2)%	4,572	3.9	N/A	16.7	14.5%
Total	24,180	16.0	849	$406.5	67.8%	(7.4)%	23,865	17.1	974	$438.8	72.6%

(1)
Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors.

(2)	Weighted average ownership figures based on the Company’s share of NOI and are presented on a pre-promote basis.

Kennedy-Wilson Holdings, Inc.
Multifamily Investment Summary
As of December 31, 2018
(Unaudited)
(Dollars in millions, except average rents per unit)

Multifamily	# of Assets	# of Units	Occupancy(1)	Average Monthly Rents Per Market Rate Unit(2)(3)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Pacific Northwest	43	10,333	94.5%	$1,559	$62.8
Southern California	9	2,968	95.3	1,925	23.5
Northern California	8	2,797	93.6	1,876	28.6
Mountain States	20	5,721	94.6	1,133	31.5
Total Western US	80	21,819	94.5%	1,534	146.4
Ireland(4)	9	2,067	96.1	2,303	26.8
United Kingdom(4)	1	294	96.5	2,086	4.4
Total Europe	10	2,361	96.2%	$2,262	$31.2

Total Stabilized	90	24,180	94.7%	$1,622	$177.6

Unstabilized/Development	18	4,433	See pages 25 and 26 for more information
Total Multifamily	108	28,613
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Monthly Rents Per Unit is defined as the total potential monthly rental revenue (actual rent for occupied units plus market rent for vacant units) divided by the number of units, and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(3) Average Monthly Rents Per Market Rate Unit for the market rate portfolio based on Kennedy Wilson's share of units. Average Monthly Rents Per Unit for the affordable portfolio are $824, $823, $847, and $742 for Pacific Northwest, Southern California, Northern California, and Mountain States, respectively.
(4) Estimated foreign exchange rates are €0.87 = $1 USD and £0.78 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Commercial Investment Summary
As of December 31, 2018
(Unaudited)
(Dollars and Square Feet in millions, except average rent per sq ft)

Commercial	# of Assets	Rentable Sq. Ft.	Occupancy	Average Annual Rent per sq ft(2)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Pacific Northwest	6	1.8	94.8%	$21.9	$16.5
Southern California(3)	7	0.8	91.9	45.7	13.9
Northern California	2	0.6	82.8	12.2	1.6
Mountain States	14	2.6	88.7	11.4	10.6
Total Western US	29	5.8	90.4%	21.4	42.6
United Kingdom(4)	109	7.1	95.8	17.9	90.7
Ireland(4)	12	1.5	98.5	37.5	45.6
Spain(4)	15	0.9	95.1	16.1	12.0
Italy(4)	7	0.7	100.0	15.3	9.2
Total Europe	143	10.2	96.4%	20.4	157.5

Total Stabilized	172	16.0	94.2%	$20.7	$200.1

Unstabilized/Development	26	2.9	See pages 25 to 26 for more information
Total Commercial	198	18.9
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Annual Rent per Sq. Ft. represents contractual rents as in-place as of December 31, 2018 and are weighted-averages based on the Company's ownership percentage in the underlying properties.
(3) The information presented in this row for Southern California commercial assets includes our corporate headquarters wholly owned by KW comprising 58,000 sq. ft., $35 million of debt, 100% occupancy, $3.0 million in annual NOI and KW Gross Asset Value of $67.8 million as of December 31, 2018.
(4) Estimated foreign exchange rates are €0.87 = $1 USD and £0.78 = $1 USD, related to NOI.

Kennedy-Wilson Holdings, Inc.
Hotel, Residential, Loans and Other Investment Summary
As of December 31, 2018
(Unaudited)
(Dollars in millions, except ADR)

Hotel	# of Assets	Hotel Rooms	Average Daily Rate(2)	Kennedy Wilson's Share of Estimated Annual NOI(1)
Northern California	1	170	$572.3	$3.7
Hawaii	1	72	155.7	0.2
Total Western US	2	242	561.4	3.9
United Kingdom(3)	1	211	199.4	3.5
Ireland(3)	2	396	292.7	21.4
Total Europe	3	607	$265.5	$24.9

Total Hotel	5	849	$281.9	$28.8

Development	1	150	See page 24 for more information
Total Hotel	6	999
(1) Please see “common definitions” for a definition of estimated annual NOI and a description of its limitations. The Company does not provide a reconciliation for estimated annual NOI to its most directly comparable forward-looking GAAP financial measure, because it is unable to provide a meaningful or accurate estimation of each of the component reconciling items, and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact estimated annual NOI, including, for example, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to meaningfully address the probable significance of the unavailable information and believes that providing a reconciliation for estimated annual NOI would imply a degree of precision as to its forward-looking net operating income that would be confusing or misleading to investors. Amounts are based on weighted-average ownership figures held by KW.
(2) Average Daily Rate data is based on the most recent 12 months.
(3) Estimated foreign exchange rates are €0.87 = $1 USD and £0.78 = $1 USD, related to NOI.

Residential, Loans and Other	# of Investments	Residential Units/Lots	Total Acres	# of Unresolved Loans	KW Gross Asset Value
Southern California	6	92	758	—	$75.8
Northern California	1	—	4	—	3.5
Hawaii	4	248	3,242	—	146.1
Total Western US	11	340	4,004	—	225.4
Ireland(1)	1	—	—	5	26.9
Total Residential and Loans	12	340	4,004	5	$252.3

Other Investments	8	—	—	—	22.4

Total Residential, Loans and Other	20	340	4,004	5	$274.7
(1) Estimated foreign exchange rates are €0.87 = $1 USD and £0.78 = $1 USD, related to Gross Asset Value.

Kennedy-Wilson Holdings, Inc.
Unstabilized Assets
As of December 31, 2018
(Unaudited)
(Dollars in millions)
Unstabilized Assets
This section includes the Company's unstabilized assets that are undergoing lease-up. There is no certainty that these assets will reach stabilization in the time periods shown. In addition, the cost to complete unstabilized assets is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

Property	Location	Type	KW Ownership %	# of Assets	Commercial Sq. Ft.	Est. Stabilization Date	KW Share Est Stabilized NOI	KW Est. Costs to Complete(2)	KW Gross Asset Value
2019
Leavesden Park	United Kingdom(1)	Office	100%	1	198,000	2019	$7.0	$14.5	$68.9
Old School	United Kingdom(1)	Office	100%	1	24,000	2019	0.5	0.8	7.2
Malibu Sands	Southern California	Retail	50%	1	16,000	2019	0.6	0.3	11.1
Various	United Kingdom(1)	Industrial	100%	2	251,000	2019	1.7	—	17.9
	2019 Subtotal			5	489,000		$9.8	$15.6	$105.1

2020-2021
Various	United Kingdom(1)	Office	100%	2	112,000	2020	$4.9	$18.4	$54.8
Portlethen Retail Park	United Kingdom(1)	Retail	100%	1	97,000	2020	1.6	—	21.7
Various	Mountain States	Retail	87%-97%	3	415,000	2020	2.0	3.1	35.4
	2020-2021 Subtotal			6	624,000		$8.5	$21.5	$111.9
2022-2023
The Oaks	Southern California	Office	100%	1	355,000	2022	$7.0	$20.3	$115.5
Various	United Kingdom(1)	Office	100%	2	281,000	2022	7.9	15.3	134.6
	2020-2023 Subtotal			3	636,000		$14.9	$35.6	$250.1

	Total Unstabilized			14	1,749,000		$33.2	$72.7	$467.1
Note: The table above excludes three fund assets totaling 277 units, 0.3 million commercial sq. ft., and KW Gross Asset Value of $16.3 million.
(1) Estimated foreign exchange rates are €0.87 = $1 USD and £0.78 = $1 USD, related to NOI.

(2)
Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2018. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase.

Kennedy-Wilson Holdings, Inc.
Development Projects - Income Producing
As of December 31, 2018
(Unaudited)
(Dollars in millions)
Development Projects - Income Producing
This section includes the market rate development or redevelopment projects that the Company is undergoing or considering, and excludes Vintage Housing Holdings and residential investments. The scope of these projects may change. There is no certainty that the Company will develop or redevelop any or all of these potential projects. In addition, the cost to complete development projects is subject to many uncertainties that are beyond our control, and the actual costs may be significantly higher than the estimates shown below. All dollar amounts are Kennedy Wilson's share.

					If Completed							Current
Property	Location	Type	Status	KW Ownership %	Est. Completion Date(1)	Est. Stabilization Date	Commercial Sq. Ft.	MF Units / Hotel Rooms	KW Share Est. Stabilized NOI	KW Est. Total Cost(6)	Est. Yield on Cost	KW Costs Incurred(5)(6)	KW Est. Costs to Complete(2)
2019
Capital Dock(4)	Ireland(3)	Mixed-Use	Under Construction	43%	2019	2019-2020	26,000	190	$4	$57	7%	$46	$11
	2019 Subtotal						26,000	190	$4	$57	7%	$46	$11
2020-2021
Puerta del Sol	Spain(3)	Retail	In Planning	100%	2020	2020	37,000	—	$4	$65	6%	$61	$4
Santa Rosa	Nor. California	Multifamily	Under Construction	91%	2020	2020	—	120	2	35	6%	5	30
Rosewood/RiverPointe	Mountain States	Multifamily	2 In Design	100%	2020	2021	—	161	2	32	6%	3	29
Clancy Quay - Phase 3	Ireland(3)	Multifamily	Under Construction	50%	2020	2021	6,000	259	3	56	6%	20	36
Hanover Quay	Ireland(3)	Office	Received Planning	60%	2020	2021	69,000	—	3	37	6%	8	29
Kildare	Ireland(3)	Office	Received Planning	100%	2021	2021	64,000	—	4	55	7%	11	44
	2020-2021 Subtotal						176,000	540	$18	$280	6%	$108	$172
2022-2023
400/430 California	Nor. California	Office	Under Construction	10%	2020	2022	247,000	—	$1	$22	6%	$15	$7
Leisureplex	Ireland(3)	Mixed-Use	In Design	100%	2022	2022	19,000	180	6	103	6%	19	84
Grange	Ireland(3)	Multifamily	In Design	50%	2022	2022	—	235	3	54	5%	7	47
City Block 3	Ireland(3)	Mixed-Use	In Design	50%	2022	2023	332,000	452	15-18	253	6-7%	70	183
Kona Village Resort	Hawaii	Hotel	Under Construction	50%	2022	2023	—	150	17-20	282	6-7%	56	226
	2022-2023 Subtotal						598,000	1,017	$ 42-48	$714	6-7%	$167	$547

	Total						800,000	1,747	$ 63-69	$1,051	6-7%	$321	$730
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all.

(2)
Figures shown in this column are an estimate of KW's remaining costs to develop to completion or to complete the entitlement process, as applicable, as of December 31, 2018. Total remaining costs may be financed with third-party cash contributions, proceeds from projected sales, and/or debt financing. Kennedy Wilson expects to fund $360 million of its share of remaining costs to complete with cash. These figures are budgeted costs and are subject to change. There is no guarantee that the Company will be able to secure the project-level debt financing that is assumed in the figures above.  If the Company is unable to secure such financing, the amount of capital that the Company will have to invest to complete the projects above may significantly increase. KW cost to complete differs from KW share total capitalization as the latter includes costs that have already been incurred to date while the former relates to future estimated costs.

(3) Estimated foreign exchange rates are €0.87 = $1 USD and £0.78 = $1 USD, related to NOI.
(4) 100 Capital Dock stabilized during 4Q-2018. Retail space represents the remaining commercial square footage as of December 31, 2018.
(5) Excludes $63 million of costs incurred on three assets totaling 0.1 million commercial sq.ft. where scope of projects are still being explored.
(6) Includes land costs.

Kennedy-Wilson Holdings, Inc.
Vintage Housing Holdings - Development Projects
As of December 31, 2018
(Unaudited)
(Dollars in millions)
Unstabilized and Development Projects - Affordable
This section includes the Company's unstabilized assets that are undergoing lease-up and development projects or redevelopment projects that the Company is undergoing or considering through its Vintage platform, which the Company has a 36% ownership interest in. The Company expects to have no cash equity basis in these projects at completion due to the use of property level debt and proceed from the sale of tax credits. The scope of these projects may change. There is no certainty the unstabilized assets will reach stabilization or the Company will develop or redevelop any or all of these potential projects. All dollar amounts are Kennedy Wilson's share.

			If Completed					Current
Property	Location	Status	Est. Completion Date(1)	Est. Stabilization Date	MF Units	Est. Cash to KW(2)	KW Share Est. Stabilized NOI	KW Cash Basis
2019
South Side Seattle	Pacific Northwest	Unstabilized	N/A	2019	298	$3.4	$1.0	—
Crossings at Virginia	Mountain States	Unstabilized	N/A	2019	197	0.8	0.4	—
Gateway	Pacific Northwest	Under Construction	2019	2019	216	0.5	0.6	—
Steamboat	Mountain States	Under Construction	2019	2019	360	1.1	0.8	—
	2019 Subtotal				1,071	$5.8	$2.8	$—
2020-2021
Seatac	Pacific Northwest	Under Construction	2020	2020	170	$1.5	$0.7	—
Sky Mountain	Mountain States	Under Construction	2020	2020	288	1.1	0.7	—
The View	Pacific Northwest	In Design	2021	2021	408	0.8	1.1	—
The Farm	Pacific Northwest	In Design	2021	2021	382	9.8	1.9	7.5
Beacon Hill	Pacific Northwest	In Design	2021	2021	240	5.7	0.9	5.6
	2020-2021 Subtotal				1,488	$18.9	$5.3	$13.1

	Total Development - Affordable				2,559	$24.7	$8.1	$13.1
(1) The actual completion date for projects is subject to several factors, many of which are not within our control. Accordingly, the projects identified may not be completed when expected, or at all. Kennedy Wilson expects to have no cash equity basis in these projects at completion.
(2) Represents the total cash Kennedy Wilson currently expects to receive from paid developer fees and proceeds from the sale of tax credits. Payment of the developer fee is contingent on the Company’s ability to meet certain criteria as outlined in each project’s Limited Partnership Agreement and may vary based on a number of factors.

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule
(Unaudited)
(Dollars in millions)

Maturity	Consolidated Secured(1)	Kennedy Wilson Europe Unsecured Bonds(2)	Unconsolidated Secured	KW Unsecured Debt		KW Share(3)
2019	$266.4	$—	$282.9	$—		$244.6
2020	119.3	—	169.1	—		156.3
2021	142.5	—	166.9	75.0	(4)	241.0
2022	305.9	637.3	267.3	—		1,007.6
2023	375.7	—	341.1	—		422.8
2024	194.8	—	190.3	1,150.0	(5)	1,354.0
2025	405.7	631.1	433.7	—		1,204.8
2026	358.0	—	275.4	—		431.1
2027	251.8	—	146.6	—		320.0
2028	464.7	—	67.0	—		470.1
Thereafter	81.6	—	494.6	—		85.2
Total	$2,966.4	$1,268.4	$2,834.9	$1,225.0		$5,937.5

Cash	(262.8)	(156.2)	(103.5)	(69.0)		(496.4)

Net Debt	$2,703.6	$1,112.2	$2,731.4	$1,156.0		$5,441.1
(1) Excludes $18.0 million of unamortized loan fees and unamortized net premium of $1.9 million, as of December 31, 2018.
(2) Excludes $4.2 million of unamortized loan fees and unamortized net discount of $3.7 million, as of December 31, 2018.
(3) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings based on contractual ownership.
(4) Represents principal balance on credit facility.
(5) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.0% per annum

Weighted average remaining maturity in years (KW Share): 5.7 years

Kennedy-Wilson Holdings, Inc.
Debt and Liquidity Schedule (continued)
(Unaudited)
(Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's share of consolidated and unconsolidated debt by interest rate type.

	KW Share of Debt(1)
(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total KW Share of Debt
Secured Investment Level Debt	$2,372.1	$742.2	$329.8	$3,444.1
Kennedy Wilson Europe Unsecured Bonds	1,268.4	—	—	1,268.4
KW Unsecured Debt	1,150.0	—	75.0	1,225.0
Total	$4,790.5	$742.2	$404.8	$5,937.5
% of Total Debt	81%	13%	6%	100%
(1) Includes Kennedy Wilson's share of debt at Vintage Housing Holdings of $60 million, based on contractual ownership.

	KW Share of Secured Investment Debt
(Dollars in millions)	Multifamily	Commercial	Hotels	Residential, Loans and Other	Total	% of KW Share
Pacific Northwest	$643.3	$103.3	$—	$—	$746.6	22%
Southern California	251.1	212.3	—	1.8	465.2	14%
Northern California	306.7	12.2	19.0	—	337.9	9%
Mountain States	364.3	118.2	1.5	—	484.0	14%
Hawaii	—	—	—	2.4	2.4	—%
Total Western US	$1,565.4	$446.0	$20.5	$4.2	$2,036.1	59%

United Kingdom	$—	$511.0	$—	$—	$511.0	15%
Ireland	398.0	326.3	82.5	—	806.8	23%
Spain	—	90.2	—	—	90.2	3%
Italy	—	—	—	—	—	—%
Total Europe	$398.0	$927.5	$82.5	$—	$1,408.0	41%

Total	$1,963.4	$1,373.5	$103.0	$4.2	$3,444.1	100%
% of Total Debt	57%	40%	3%	—%	100%

Kennedy-Wilson Holdings, Inc.
Investment Management and Real Estate Services Platform
(Unaudited, Dollars in millions)
Kennedy Wilson's investment management and real estate services platform offers a comprehensive line of real estate services for the full lifecycle of real estate ownership. Kennedy Wilson has approximately $16 billion in IMRES AUM(1) and 53 million square feet under management as of December 31, 2018.

Adjusted Fees - Detail
	4Q		Full Year
Fee Description	2018	2017	2018	2017
Investment Management - Base	$3.8	$6.4	$14.1	$35.7
Investment Management - Performance	2.7	0.2	36.6	8.7
Investment Management - Acquisition / Disposition	0.5	0.3	3.6	0.9
Property Services	4.2	3.8	16.9	28.9
Research	2.9	3.5	15.1	12.4
Total Adjusted Fees(2)	$14.1	$14.2	$86.3	$86.6
(1) As defined in "Common Definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of Adjusted Fees to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis
(Unaudited)
(Dollars in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1)(2) changes to Kennedy Wilson.

Three Months Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2018 vs. 2017	2018	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change

Market Rate Portfolio
Region:
Pacific Northwest	5,016	93.9%	93.5%	0.4%	$16.4	$15.8	3.7%	$10.8	$10.3	4.9%
Southern California	2,500	94.9	94.2	0.8	9.3	8.8	4.9	6.1	5.7	6.0
Northern California	2,121	93.2	92.5	0.8	10.7	10.3	4.7	7.1	6.7	5.5
Mountain States	2,752	93.4	93.6	(0.2)	7.6	7.1	6.7	5.0	4.6	7.2
Western US	12,389	93.8%	93.4%	0.4%	$44.0	$42.0	4.7%	$29.0	$27.3	5.6%
Ireland	1,300	97.2	96.5	0.8	6.0	5.7	5.1	4.7	4.5	5.3
Total	13,689	94.2%	93.7%	0.5%	$50.0	$47.7	4.8%	$33.7	$31.8	5.6%

Affordable Portfolio
Region:
Pacific Northwest	4,099	96.2%	96.6%	(0.5)%	$4.5	$4.3	4.9%	$3.0	$2.8	6.5%
Southern California	264	98.2	99.4	(1.2)	0.3	0.3	5.6	0.2	0.2	11.8
Northern California	303	96.3	98.4	(2.1)	0.3	0.3	2.9	0.2	0.2	7.7
Mountain States	714	96.9	96.2	0.8	0.7	0.6	4.5	0.4	0.4	5.5
Western U.S.	5,380	96.4%	96.8%	(0.4)%	$5.8	$5.5	4.8%	$3.8	$3.6	6.7%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Multifamily Same Property Analysis (continued)
(Unaudited)
(Dollars in millions)

Year Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2018 vs. 2017	2018	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change

Market Rate Portfolio
Region:
Pacific Northwest	4,524	93.8%	93.7%	0.1%	$56.6	$53.9	5.1%	$37.7	$35.7	5.6%
Southern California	2,500	94.7	94.4	0.2	36.4	34.7	5.0	24.2	22.6	7.0
Northern California	2,121	92.6	93.4	(0.9)	41.9	40.6	3.2	27.7	26.6	4.0
Mountain States	1,512	94.6	94.5	0.1	23.0	21.4	7.4	15.4	14.3	7.9
Western US	10,657	93.8%	93.9%	(0.1)%	$157.9	$150.6	4.9%	$105.0	$99.2	5.8%
Ireland	1,300	96.8	94.3	2.6	23.3	22.0	5.8	18.3	17.3	5.9
Total	11,957	94.1%	94.0%	0.2%	$181.2	$172.6	5.0%	$123.3	$116.5	5.8%

Affordable Portfolio
Region:
Pacific Northwest	4,099	96.3%	96.7%	(0.4)%	$17.5	$16.6	5.4%	$12.0	$11.3	6.7%
Southern California	264	98.3	98.8	(0.5)	1.2	1.2	5.0	0.9	0.8	8.1
Northern California	303	97.9	98.4	(0.5)	1.4	1.3	3.2	0.9	0.8	6.8
Mountain States	714	96.4	96.2	0.2	2.6	2.5	3.4	1.7	1.7	2.6
Western U.S.	5,380	96.5%	96.9%	(0.3)%	$22.7	$21.6	5.0%	$15.5	$14.6	6.3%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis
(Unaudited)
(Dollars and Square Feet in millions)

Same Property Analysis By Region - Kennedy Wilson's Pro-Rata Share
The Same Property analysis below reflects Kennedy Wilson's ownership in each underlying property and is shown to provide greater clarity of the impact of the Same Property(1)(2) changes to Kennedy Wilson.

Three Months Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2018 vs. 2017	2018	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change

Region:
Pacific Northwest(3)	1.2	99.2%	99.5%	(0.4)%	$4.3	$4.6	(7.9)%	$3.4	$3.8	(11.7)%
Southern California(4)	0.8	94.1	90.8	3.6	3.6	3.0	19.2	2.5	2.0	25.4
Northern California	0.1	95.9	88.5	8.4	0.3	0.3	8.0	0.3	0.2	5.8
Mountain States	1.4	95.9	91.7	4.6	2.2	2.0	7.4	1.9	1.9	2.6
Western US	3.5	96.8%	94.2%	2.7%	10.4	9.9	3.9%	8.1	7.9	1.4%
United Kingdom(5)	6.3	97.8	97.9	(0.2)	20.6	20.7	(0.2)	18.4	18.4	(0.3)
Ireland(6)	1.1	98.8	99.4	(0.6)	8.9	8.6	2.6	8.4	8.2	2.0
Spain	0.5	94.1	93.0	1.2	3.1	2.8	8.7	2.8	2.2	27.3
Italy	0.9	100.0	100.0	—	2.5	2.5	0.9	2.3	2.2	0.7
Europe	8.8	97.9%	98.0%	(0.1)%	35.1	34.6	1.3%	31.9	31.0	2.3%

Total	12.3	97.7%	97.3%	0.4%	$45.5	$44.5	1.9%	$40.0	$38.9	2.1%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 0.4% and (1.7)%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI growth of 7.5% and 7.3%, respectively.
(5) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue decline of (0.6)% and NOI growth of 0.6%, respectively.
(6) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI decline of (2.7)% and (3.6)%, respectively.

Kennedy-Wilson Holdings, Inc.
Commercial Same Property Analysis (continued)
(Unaudited)
(Dollars and Square Feet in millions)

Year Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues			Net Operating Income
2018 vs. 2017	2018	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change

Region:
Pacific Northwest(3)	0.4	93.5%	97.3%	(3.9)%	$1.5	$1.5	4.1%	$1.0	$1.0	2.9%
Southern California(4)	0.3	92.1	88.1	4.5	7.4	6.4	16.0	5.4	4.6	17.9
Northern California	0.1	90.4	85.7	5.4	1.1	1.0	10.0	1.0	0.9	5.1
Mountain States	1.3	92.1	91.9	0.2	7.3	7.0	3.7	6.4	6.5	(1.5)
Western US	2.1	92.0%	90.5%	1.6%	17.3	15.9	9.1%	13.8	13.0	6.1%
United Kingdom(5)	6.3	97.8	98.0	(0.2)	84.3	83.2	1.3	76.1	76.4	(0.5)
Ireland(6)	1.1	98.3	99.5	(1.2)	35.8	32.9	8.9	34.0	31.6	7.4
Spain	0.5	93.0	93.6	(0.6)	6.4	6.3	1.1	6.4	6.2	1.9
Italy	0.9	100.0	100.0	—	10.0	9.9	0.8	9.1	9.0	1.2
	8.8	97.8%	98.1%	(0.3)%	$136.5	$132.3	3.1%	$125.6	$123.2	1.8%

Total	10.9	97.2%	97.3%	(0.1)%	$153.8	$148.2	3.7%	$139.4	$136.2	2.2%
Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions.
(1) As defined in "Common definitions" section of the earnings release.
(2) Please see the appendix for a reconciliation of same property revenues and NOI to its closest GAAP measure.
(3) Including the effects of straight-lining of rents during the period, Pacific Northwest Same Property portfolio experienced revenue and NOI growth of 4.1% and 2.9%, respectively.
(4) Including the effects of straight-lining of rents during the period, Southern California Same Property portfolio experienced revenue and NOI growth of 11.7% and 11.9%, respectively.
(5) Including the effects of straight-lining of rents during the period, United Kingdom Same Property portfolio experienced revenue and NOI decline of (0.6)% and (2.0)%, respectively.
(6) Including the effects of straight-lining of rents during the period, Ireland Same Property portfolio experienced revenue and NOI growth of 1.8% and 0.1%, respectively.

Kennedy-Wilson Holdings, Inc.
Investment Transactions
(Unaudited, dollars in millions)
Listed below is additional detailed information about the real estate acquisitions and dispositions completed during the three months and year ended December 31, 2018 by Kennedy Wilson and its equity partners:

	100%		Kennedy Wilson's Share
Acquisitions	Aggregate Purchase Price	Cap Rate(1)	Pro-Rata Purchase Price	Cap Rate(2)	Est. Forward Yield on Cost	KW Ownership(3)
Three Months Ended December 31, 2018
Western US	$265.1	5.2%	$93.9	4.8%	6.0%	35.4%
Europe	184.4	3.3%	92.2	3.3%	4.5%	50.0%
Total	$449.5	4.5%	$186.1	4.1%	5.1%	41.4%

Year Ended December 31, 2018
Western US	$842.9	5.8%	$354.3	5.3%	6.2%	42.0%
Europe	425.5	3.6%	267.9	3.8%	5.0%	63.0%
Total	$1,268.4	5.2%	$622.2	4.7%	5.7%	49.1%

	100%		Kennedy Wilson's Share
Dispositions	Aggregate Sale Price	Cap Rate(1)	Pro-Rata Sale Price	Cap Rate(2)	KW Ownership(3)
Three Months Ended December 31, 2018
Western US	$79.7	5.9%	$36.3	5.9%	45.6%
Europe	233.5	5.0%	228.1	5.0%	97.7%
Total	$313.2	5.2%	$264.4	5.1%	84.4%

Year Ended December 31, 2018
Western US	$671.3	5.4%	$287.5	5.7%	42.8%
Europe	702.8	5.1%	682.9	5.1%	97.2%
Japan	4.7	5.2%	0.2	5.2%	5.0%
Total	$1,378.8	5.3%	$970.6	5.3%	70.4%
(1) For acquisitions and dispositions, the Cap Rate includes only income-producing properties. For the three months ended December 31, 2018, there were $41.5 million of acquisitions and $41.2 million of dispositions of non-income producing assets. For the year ended December 31, 2018, there were $273.4 million of acquisitions and $157.4 million of dispositions of non-income producing assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(2) For acquisitions and dispositions, the Cap Rate includes only income-producing properties at Kennedy Wilson's share. For the three months ended December 31, 2018, there were $21.5 million of acquisitions and $24.4 million of dispositions of non-income producing assets. For the year ended December 31, 2018, there were $179.9 million of acquisitions and $95.8 million of dispositions of non-income producing assets. Please see "common definitions" for a definition of Cap Rate and a description of its limitations.
(3) Kennedy Wilson's ownership is shown on a weighted-average basis based upon the aggregate purchase/sale price of each investment and Kennedy Wilson's ownership in each investment at the time of acquisition/disposition.

Kennedy-Wilson Holdings, Inc.
Segment Detail
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2018
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$122.0	$—	$—	$—	$—	$—	$122.0
Hotel	38.1	—	—	—	—	—	38.1
Sale of real estate	8.1	—	—	—	—	—	8.1
Investment management, property services and research fees	—	4.3	3.3	2.9	10.5	—	10.5
Loan purchases, loan originations and other	—	—	—	—	—	—	—
Total revenue	168.2	4.3	3.3	2.9	10.5	—	178.7
Expenses
Rental	41.3	—	—	—	—	—	41.3
Hotel	30.7	—	—	—	—	—	30.7
Cost of real estate sold	6.9	—	—	—	—	—	6.9
Commission and marketing	—	—	0.9	0.4	1.3	—	1.3
Compensation and related	21.3	2.9	2.5	2.0	7.4	17.3	46.0
General and administrative	9.0	1.1	0.8	0.9	2.8	2.4	14.2
Depreciation and amortization	47.3	—	—	0.1	0.1	—	47.4
Total expenses	156.5	4.0	4.2	3.4	11.6	19.7	187.8
Income from unconsolidated investments, net of depreciation and amortization	15.2	2.6	—	—	2.6	—	17.8
Gain on sale of real estate, net	67.6	—	—	—	—	—	67.6
Gain on sale of business	—	—	—	40.4	40.4	—	40.4
Acquisition-related expenses	(1.1)	—	—	—	—	—	(1.1)
Interest expense	(37.6)	—	—	—	—	(19.3)	(56.9)
Other income (expense)	0.3	—	—	—	—	(1.8)	(1.5)
Income (loss) before (provision for) benefit from income taxes	56.1	2.9	(0.9)	39.9	41.9	(40.8)	57.2
(Provision for) benefit from income taxes	(3.4)	—	—	—	—	(20.9)	(24.3)
Net income (loss)	52.7	2.9	(0.9)	39.9	41.9	(61.7)	32.9
Net income attributable to noncontrolling interests	(2.2)	—	—	—	—	—	(2.2)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$50.5	$2.9	$(0.9)	$39.9	$41.9	$(61.7)	$30.7

Add back (less) (Kennedy Wilson's Share):
Interest expense	$44.0	$—	$—	$—	$—	$19.3	$63.3
Depreciation and amortization	48.8	—	—	0.1	0.1	—	48.9
Provision for (benefit from) income taxes	4.7	—	—	—	—	20.9	25.6
Share-based compensation	—	—	—	—	—	9.2	9.2
Fees eliminated in consolidation	(0.9)	0.6	0.3	—	0.9	—	—
Adjusted EBITDA	$147.1	$3.5	$(0.6)	$40.0	$42.9	$(12.3)	$177.7

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Year Ended December 31, 2018
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$514.6	$—	$—	$—	$—	$—	$514.6
Hotel	155.7	—	—	—	—	—	155.7
Sale of real estate	56.8	—	—	—	—	—	56.8
Investment management, property services and research fees	—	15.4	14.7	15.2	45.3	—	45.3
Loan purchases, loan originations and other	1.1	—	—	—	—	—	1.1
Total revenue	728.2	15.4	14.7	15.2	45.3	—	773.5
Expenses
Rental	160.8	—	—	—	—	—	160.8
Hotel	121.5	—	—	—	—	—	121.5
Cost of real estate sold	52.5	—	—	—	—	—	52.5
Commission and marketing	—	—	3.6	2.3	5.9	—	5.9
Compensation and related	73.5	13.4	9.6	10.5	33.5	61.8	168.8
General and administrative	31.6	4.7	3.2	4.2	12.1	7.1	50.8
Depreciation and amortization	205.8	—	—	0.3	0.3	—	206.1
Total expenses	645.7	18.1	16.4	17.3	51.8	68.9	766.4
Income from unconsolidated investments, net of depreciation and amortization	51.3	27.4	—	—	27.4	—	78.7
Gain on sale of real estate, net	371.8	—	—	—	—	—	371.8
Gain on sale of business	—	—	—	40.4	40.4	—	40.4
Acquisition-related expenses	(1.7)	—	—	—	—	—	(1.7)
Interest expense	(161.0)	—	—	—	—	(77.2)	(238.2)
Other income	0.7	—	—	—	—	11.3	12.0
Income (loss) before provision for income taxes	343.6	24.7	(1.7)	38.3	61.3	(134.8)	270.1
Provision for income taxes	(14.0)	—	—	—	—	(44.0)	(58.0)
Net income (loss)	329.6	24.7	(1.7)	38.3	61.3	(178.8)	212.1
Net income attributable to noncontrolling interests	(62.1)	—	—	—	—	—	(62.1)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$267.5	$24.7	$(1.7)	$38.3	$61.3	$(178.8)	$150.0

Add back (less) (Kennedy Wilson's Share):
Interest expense	$179.2	$—	$—	$—	$—	$77.2	$256.4
Depreciation and amortization	209.6	—	—	0.3	0.3	—	209.9
Provision for income taxes	15.3	—	—	—	—	44.0	59.3
Share-based compensation	—	—	—	—	—	37.1	37.1
Fees eliminated in consolidation	(13.6)	12.5	1.1	—	13.6	—	—
Adjusted EBITDA	$658.0	$37.2	$(0.6)	$38.6	$75.2	$(20.5)	$712.7

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2017
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$131.1	$—	$—	$—	$—	$—	$131.1
Hotel	31.7	—	—	—	—	—	31.7
Sale of real estate	8.1	—	—	—	—	—	8.1
Investment management, property services and research fees	—	3.4	3.4	3.4	10.2	—	10.2
Loan purchases, loan originations and other	0.2	—	—	—	—	—	0.2
Total revenue	171.1	3.4	3.4	3.4	10.2	—	181.3
Expenses
Rental	40.7	—	—	—	—	—	40.7
Hotel	27.0	—	—	—	—	—	27.0
Cost of real estate sold	6.5	—	—	—	—	—	6.5
Commission and marketing	—	—	0.7	0.6	1.3	—	1.3
Compensation and related	33.8	2.4	2.8	2.5	7.7	22.2	63.7
General and administrative	7.6	0.5	1.0	1.0	2.5	1.4	11.5
Depreciation and amortization	55.0	—	—	0.3	0.3	—	55.3
Total expenses	170.6	2.9	4.5	4.4	11.8	23.6	206.0
Income from unconsolidated investments, net of depreciation and amortization	19.5	0.4	0.5	—	0.9	—	20.4
Gain on sale of real estate, net	149.7	—	—	—	—	—	149.7
Gain on sale of business	—	—	—	—	—	—	—
Acquisition-related expenses	(2.1)	—	—	—	—	—	(2.1)
Interest expense	(37.8)	—	—	—	—	(21.0)	(58.8)
Other (expense) income	(2.7)	—	—	—	—	6.4	3.7
Income (loss) before (provision for) benefit from income taxes	127.1	0.9	(0.6)	(1.0)	(0.7)	(38.2)	88.2
(Provision for) benefit from income taxes	(1.1)	—	—	—	—	18.3	17.2
Net income (loss)	126.0	0.9	(0.6)	(1.0)	(0.7)	(19.9)	105.4
Net income attributable to noncontrolling interests	(6.2)	—	—	—	—	—	(6.2)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$119.8	$0.9	$(0.6)	$(1.0)	$(0.7)	$(19.9)	$99.2

Add back (less) (Kennedy Wilson's Share):
Interest expense	$38.5	$—	$—	$—	$—	$21.0	$59.5
Depreciation and amortization	50.3	—	—	0.2	0.2	—	50.5
Benefit from income taxes	0.7	—	—	—	—	(18.3)	(17.6)
Share-based compensation	—	—	—	—	—	9.0	9.0
Fees eliminated in consolidation	(4.4)	4.0	0.4	—	4.4	—	—
Adjusted EBITDA	$204.9	$4.9	$(0.2)	$(0.8)	$3.9	$(8.2)	$200.6

Kennedy-Wilson Holdings, Inc.
Segment Detail (continued)
(Unaudited)
(Dollars in millions)

	Year Ended December 31, 2017
	Investments	Services				Corporate	Consolidated
		Inv. Mgmt	Prop. Serv	Research	Subtotal		Total
Revenue
Rental	$504.7	$—	$—	$—	$—	$—	$504.7
Hotel	127.5	—	—	—	—	—	127.5
Sale of real estate	111.5	—	—	—	—	—	111.5
Investment management, property services and research fees	—	11.7	18.8	12.4	42.9	—	42.9
Loan purchases, loan originations and other	15.2	—	—	—	—	—	15.2
Total revenue	758.9	11.7	18.8	12.4	42.9	—	801.8
Expenses
Rental	151.2	—	—	—	—	—	151.2
Hotel	100.3	—	—	—	—	—	100.3
Cost of real estate sold	80.2	—	—	—	—	—	80.2
Commission and marketing	—	—	4.4	2.8	7.2	—	7.2
Compensation and related	76.7	12.7	11.7	10.8	35.2	65.3	177.2
General and administrative	26.0	4.3	3.5	3.5	11.3	4.9	42.2
Depreciation and amortization	212.2	—	—	0.3	0.3	—	212.5
Total expenses	646.6	17.0	19.6	17.4	54.0	70.2	770.8
Income from unconsolidated investments, net of depreciation and amortization	66.4	9.5	1.9	—	11.4	—	77.8
Gain on sale of real estate, net	226.7	—	—	—	—	—	226.7
Gain on sale of business	—	—	—	—	—	—	—
Acquisition-related expenses	(4.4)	—	—	—	—	—	(4.4)
Interest expense	(145.6)	—	—	—	—	(72.1)	(217.7)
Other (expense) income	(5.1)	—	—	—	—	13.4	8.3
Income (loss) before (provision for) benefit from income taxes	250.3	4.2	1.1	(5.0)	0.3	(128.9)	121.7
(Provision for) benefit from income taxes	(4.8)	—	—	—	—	21.1	16.3
Net income (loss)	245.5	4.2	1.1	(5.0)	0.3	(107.8)	138.0
Net income attributable to noncontrolling interests	(37.5)	—	—	—	—	—	(37.5)
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$208.0	$4.2	$1.1	$(5.0)	$0.3	$(107.8)	$100.5

Add back (less) (Kennedy Wilson's Share):
Interest expense	$116.6	$—	$0.5	$—	$0.5	$72.1	$189.2
Depreciation and amortization	145.4	—	2.7	0.3	3.0	—	148.4
(Benefit from) provision for income taxes	0.3	—	—	—	—	(21.1)	(20.8)
Share-based compensation	—	—	—	—	—	38.4	38.4
Fees eliminated in consolidation	(26.9)	25.5	1.4	—	26.9	—	—
Adjusted EBITDA	$443.4	$29.7	$5.7	$(4.7)	$30.7	$(18.4)	$455.7

NON-GAAP PRO RATA FINANCIAL INFORMATION

The following non-GAAP Pro-rata information is not intended to be a presentation in accordance with GAAP. The Pro-rata financial information reflects our proportionate economic ownership of each asset in our portfolio that we do not wholly own. The amounts in the column labeled “KW Share of Unconsolidated Investments” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated investments and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated investments generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the unconsolidated investments and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages. We provide this information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated investments when read in conjunction with the Company’s reported results under GAAP.

The presentation of Pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

• The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

• Other companies in our industry may calculate their pro rata interest differently than we do, which limits the usefulness of the amount in our pro rata financial statements as a comparative measure.

Because of these limitations, the pro rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using the Pro-rata financial information only supplementally.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information(1)
(Unaudited, Dollars in millions)

	December 31, 2018		December 31, 2017
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)	Noncontrolling Interests (2)	KW Share of Unconsolidated Investments (3)
Assets
Cash and cash equivalents	$(24.9)	$33.0	$(21.4)	$23.6
Accounts receivable	(2.4)	1.8	(2.8)	3.5
Real estate and acquired in place lease values, net of accumulated depreciation and amortization(1)	(391.2)	1,582.6	(484.4)	970.6
Loan purchases and originations	—	2.3	—	—
Unconsolidated investments	—	(859.9)	—	(519.3)
Other assets	(11.8)	122.6	(42.0)	148.9
Total assets	$(430.3)	$882.4	$(550.6)	$627.3

Liabilities
Accounts payable	$(2.7)	$—	$(3.4)	$—
Accrued expenses and other liabilities	(43.5)	30.1	(37.4)	14.0
Mortgage debt	(199.6)	852.3	(297.9)	613.3
KW unsecured debt	—	—	—	—
KWE unsecured bonds	—	—	—	—
Total liabilities	(245.8)	882.4	(338.7)	627.3
Equity
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	—	—	—	—
Noncontrolling interests	(184.5)	—	(211.9)	—
Total equity	(184.5)	—	(211.9)	—
Total liabilities and equity	$(430.3)	$882.4	$(550.6)	$627.3

(1) Includes Kennedy Wilson's total share of accumulated depreciation and amortization of $32.9 million and $79.4 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2018, and $41.6 million and $81.5 million relating to noncontrolling interests and unconsolidated investments, respectively as of December 31, 2017.
(2) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(3) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	4Q - 2018		4Q - 2017
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(5.5)	$23.8	$(18.5)	$22.0
Hotel	(5.6)	—	(6.6)	—
Sale of real estate	(4.7)	8.3	(4.6)	11.4
Investment management, property services and research fees	0.8	2.7	3.8	0.2
Loan purchases, loan originations and other	—	—	—	—
Total revenue	(15.0)	34.8	(25.9)	33.6
Expenses
Rental	(2.5)	11.2	(4.6)	10.2
Hotel	(4.9)	—	(6.2)	—
Cost of real estate sold	(4.0)	8.3	(3.7)	10.5
Commission and marketing	—	—	—	—
Compensation and related	—	—	—	—
General and administrative	—	—	(0.4)	—
Depreciation and amortization	(1.8)	3.2	(8.0)	3.2
Total expenses	(13.2)	22.7	(22.9)	23.9
Income from unconsolidated investments, net of depreciation and amortization	—	(17.8)	(0.5)	(19.9)
Gain on sale of real estate, net	—	20.6	(7.4)	0.5
Gain on sale of business	—	—	—	—
Acquisition-related expenses	—	—	—	—
Interest expense	1.4	(7.9)	5.3	(6.0)
Other income/expense	(0.5)	3.8	(1.0)	7.7
Fair Value/Other Adjustments	—	(10.8)	—	8.0
Income before provision for income taxes	(0.9)	—	(6.6)	—
Provision for income taxes	(1.3)	—	0.4	—
Net income (loss)	(2.2)	—	(6.2)	—
Net loss (income) attributable to noncontrolling interests	2.2	—	6.2	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

Kennedy-Wilson Holdings, Inc.
Non-GAAP Pro-rata Financial Information
(Unaudited, Dollars in millions)

	Year ended December 31, 2018		Year ended December 31, 2017
	Non-GAAP	Non-GAAP	Non-GAAP	Non-GAAP
	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)	Noncontrolling Interests(1)	KW Share of Unconsolidated Investments(2)
Revenue
Rental	$(25.3)	$96.4	$(176.4)	$86.5
Hotel	(22.5)	—	(43.0)	—
Sale of real estate	(30.8)	19.2	(66.0)	108.2
Investment management, property services and research fees	13.4	27.5	26.4	17.3
Loan purchases, loan originations and other	—	—	(11.2)	—
Total revenue	(65.2)	143.1	(270.2)	212.0
Expenses
Rental	(9.0)	41.1	(45.3)	38.4
Hotel	(19.1)	—	(35.4)	—
Cost of real estate sold	(28.4)	18.6	(47.8)	77.4
Commission and marketing	—	—	—	—
Compensation and related	—	—	(0.5)	0.9
General and administrative	—	—	(5.8)	2.6
Depreciation and amortization	(9.7)	13.4	(80.3)	16.1
Total expenses	(66.2)	73.1	(215.1)	135.4
Income from unconsolidated investments, net of depreciation and amortization	(1.6)	(77.1)	(2.0)	(75.8)
Gain on sale of real estate, net	(68.4)	23.0	(25.1)	10.5
Gain on sale of business	—	—	—	—
Acquisition-related expenses	—	—	0.1	—
Interest expense	8.0	(26.0)	51.6	(23.2)
Other income/expense	0.2	0.9	(11.7)	3.6
Fair Value/Other Adjustments	—	9.2	—	8.3
Income before provision for income taxes	(60.8)	—	(42.2)	—
Provision for income taxes	(1.3)	—	4.7	—
Net income (loss)	(62.1)	—	(37.5)	—
Net loss (income) attributable to noncontrolling interests	62.1	—	37.5	—
Net income (loss) attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$—	$—	$—	$—
(1) Represents the portion of equity ownership in a consolidated subsidiary not attributable to Kennedy Wilson.
(2) Represents Kennedy Wilson's pro-rata share of unconsolidated joint-ventures.

APPENDIX

Kennedy-Wilson Holdings, Inc.
Reconciliation of Kennedy Wilson's Share Amounts
(Unaudited, Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest expense - investment (Kennedy Wilson's Share)
Interest expense - investment	37.6	37.8	161.0	145.6
Interest expense (attributable to noncontrolling interests)	(1.3)	(5.3)	(7.8)	(51.5)
Kennedy Wilson's share of interest expense included in unconsolidated investments	7.7	6.0	26.0	23.0
Interest expense - investment (Kennedy Wilson's Share)	$44.0	$38.5	$179.2	$117.1

Interest expense - corporate (Kennedy Wilson's Share)
Interest expense - corporate	19.3	21.0	77.2	72.1
Interest expense - corporate (Kennedy Wilson's Share)	$19.3	$21.0	$77.2	$72.1

Depreciation and amortization (Kennedy Wilson's Share)
Depreciation and amortization	47.4	55.3	206.1	212.5
Depreciation and amortization (attributable to noncontrolling interests)	(1.7)	(8.0)	(9.4)	(80.3)
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	3.2	3.2	13.2	16.2
Depreciation and amortization (Kennedy Wilson's Share)	$48.9	$50.5	$209.9	$148.4

Provision for (benefit from) income taxes (Kennedy Wilson's Share)
(Benefit from) provision for income taxes	24.3	(17.2)	58.0	(16.3)
(Benefit from) provision for income taxes (attributable to noncontrolling interests)	1.3	(0.4)	1.3	(4.5)
Provision for (benefit from) income taxes (Kennedy Wilson's Share)	$25.6	$(17.6)	$59.3	$(20.8)

Kennedy-Wilson Holdings, Inc
Same Property Reconciliation
(Unaudited, Dollars in millions)

	4Q - 2018		4Q - 2017
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$32.9	$32.9	$105.4	$105.4
Less: (Provision for) benefit from income taxes	24.3	24.3	(17.2)	(17.2)
Less: Income from unconsolidated investments	(17.8)	(17.8)	(20.4)	(20.4)
Less: Gain on sale of real estate, net	(67.6)	(67.6)	(149.7)	(149.7)
Less: Gain on sale of business	(40.4)	(40.4)	—	—
Add: Acquisition-related expenses	1.1	1.1	2.1	2.1
Add: Interest expense	56.9	56.9	58.8	58.8
Less: Other (loss) income	1.5	1.5	(3.7)	(3.7)
Less: Sale of real estate	(8.1)	(8.1)	(8.1)	(8.1)
Less: Investment management, property services and research fees	(10.5)	(10.5)	(10.2)	(10.2)
Less: Loans and other income	—	—	(0.2)	(0.2)
Add: Rental expenses	41.3	—	40.7	—
Add: Hotel expenses	30.7	—	27.0	—
Add: Cost of real estate sold	6.9	6.9	6.5	6.5
Add: Commission and marketing	1.3	1.3	1.3	1.3
Add: Compensation and related	46.0	46.0	63.7	63.7
Add: General and administrative	14.2	14.2	11.5	11.5
Add: Depreciation and amortization	47.4	47.4	55.3	55.3
Less: NCI adjustments (1)	(9.4)	(2.2)	(11.5)	(4.8)
Add: Unconsolidated investment adjustments (2)	18.8	12.7	18.3	12.2
Add: Straight-line and above/below market rents	(2.9)	(2.9)	(2.3)	(2.3)
Less: Reimbursement of recoverable operating expenses	(6.7)	—	(7.4)	—
Less: Properties bought and sold (3)	(17.2)	(6.2)	(25.8)	(16.4)
Less: Other properties excluded (4)	(15.0)	(8.3)	(10.8)	(5.9)
Other Reconciling Items (5)	0.1	2.8	(0.7)	0.6
Same Property	$127.8	$84.0	$122.6	$78.5

	4Q - 2018		4Q - 2017
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$45.5	$40.0	$44.5	$38.9
Multifamily Market Rate Portfolio - Same Property	50.0	33.7	47.7	31.8
Multifamily Affordable Portfolio - Same Property	5.8	3.8	5.5	3.6
Hotel - Same Property	26.5	6.5	24.9	4.2
Same Property	$127.8	$84.0	$122.6	$78.5
(1) Represents rental revenue and rental expenses and hotel revenue and hotel expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and rental expenses, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not during the applicable period.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc
Same Property Reconciliation (continued)
(Unaudited, Dollars in millions)

	Year Ended December 31, 2018		Year Ended December 31, 2017
	Same Property		Same Property
	Revenue	NOI	Revenue	NOI
Net Income	$212.1	$212.1	$138.0	$138.0
Less: (Provision for) benefit from income taxes	58.0	58.0	(16.3)	(16.3)
Less: Income from unconsolidated investments	(78.7)	(78.7)	(77.8)	(77.8)
Less: Gain on sale of real estate, net	(371.8)	(371.8)	(226.7)	(226.7)
Less: Gain on sale of business	(40.4)	(40.4)	—	—
Add: Acquisition-related expenses	1.7	1.7	4.4	4.4
Add: Interest expense	238.2	238.2	217.7	217.7
Less: Other (loss) income	(12.0)	(12.0)	(8.3)	(8.3)
Less: Sale of real estate	(56.8)	(56.8)	(111.5)	(111.5)
Less: Investment management, property services and research fees	(45.3)	(45.3)	(42.9)	(42.9)
Less: Loans and other income	(1.1)	(1.1)	(15.2)	(15.2)
Add: Rental expenses	160.8	—	151.2	—
Add: Hotel expenses	121.5	—	100.3	—
Add: Cost of real estate sold	52.5	52.5	80.2	80.2
Add: Commission and marketing	5.9	5.9	7.2	7.2
Add: Compensation and related	168.8	168.8	177.2	177.2
Add: General and administrative	50.8	50.8	42.2	42.2
Add: Depreciation and amortization	206.1	206.1	212.5	212.5
Less: NCI adjustments (1)	(48.6)	(17.7)	(54.7)	(19.1)
Add: Unconsolidated investment adjustments (2)	65.9	45.8	63.1	40.1
Add: Straight-line and above/below market rents	(14.6)	(14.6)	(10.2)	(10.2)
Less: Reimbursement of recoverable operating expenses	(30.9)	—	(31.6)	—
Less: Properties bought and sold (3)	(102.8)	(55.7)	(99.5)	(70.3)
Less: Other properties excluded (4)	(66.1)	(37.0)	(50.4)	(29.1)
Other Reconciling Items (5)	(10.0)	(2.2)	(6.7)	(1.2)
Same Property	$463.2	$306.6	$442.2	$290.9

	Year Ended December 31, 2018		Year Ended December 31, 2017
	Same Property		Same Property
Same Property (Reported)	Revenue	NOI	Revenue	NOI
Commercial - Same Property	$153.8	$139.4	$148.2	$136.2
Multifamily Market Rate Portfolio - Same Property	181.2	123.3	172.6	116.5
Multifamily Affordable Portfolio - Same Property	22.7	15.5	21.6	14.6
Hotel - Same Property	105.5	28.4	99.8	23.6
Same Property	$463.2	$306.6	$442.2	$290.9
(1) Represents rental revenue and rental expenses and hotel revenue and hotel expenses attributable to non-controlling interests.
(2) Represents the Company’s share of unconsolidated investment rental revenues and rental expenses, as applicable, which are within the applicable same property population.
(3) Represents properties excluded from the same property population that were purchased or sold during the applicable period.
(4) Represents properties excluded from the same property population that were not during the applicable period.
(5) Represents other properties excluded from the same property population that were not classified as either a commercial or multifamily property within the Company’s portfolio. Also includes immaterial adjustments for foreign exchange rates, changes in ownership percentages, and certain non-recurring income and expenses.

Kennedy-Wilson Holdings, Inc
Property-Level NOI and Revenues (excluding Sale of real estate) Reconciliation
(Unaudited, Dollars in millions)

	Property-Level NOI
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net Income	$32.9	$105.4	$212.1	$138.0
Less: (Provision for) benefit from income taxes	24.3	(17.2)	58.0	(16.3)
Less: Income from unconsolidated investments	(17.8)	(20.4)	(78.7)	(77.8)
Less: Gain on sale of real estate, net	(67.6)	(149.7)	(371.8)	(226.7)
Less: Gain on sale of business	(40.4)	—	(40.4)	—
Add: Acquisition-related expenses	1.1	2.1	1.7	4.4
Add: Interest expense	56.9	58.8	238.2	217.7
Less: Other (loss) income	1.5	(3.7)	(12.0)	(8.3)
Less: Sale of real estate	(8.1)	(8.1)	(56.8)	(111.5)
Less: Investment management, property services and research fees	(10.5)	(10.2)	(45.3)	(42.9)
Less: Loans and other income	—	(0.2)	(1.1)	(15.2)
Add: Rental expenses	—	—	—	—
Add: Hotel expenses	—	—	—	—
Add: Cost of real estate sold	6.9	6.5	52.5	80.2
Add: Commission and marketing	1.3	1.3	5.9	7.2
Add: Compensation and related	46.0	63.7	168.8	177.2
Add: General and administrative	14.2	11.5	50.8	42.2
Add: Depreciation and amortization	47.4	55.3	206.1	212.5
Less: NCI adjustments (1)	(3.7)	(14.3)	(19.7)	(138.7)
Add: Unconsolidated investment adjustments (2)	12.6	11.8	55.3	48.1
Property-Level NOI (KW Share)	$97.0	$92.6	$423.6	$290.1
(1) Rental revenues and expenses and hotel revenues and expenses attributable to non-controlling interests.
(2) The Company’s share of unconsolidated investment rental revenues and rental expenses.

	Revenues (excluding Sale of real estate)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Total Revenue	$178.7	$181.3	$773.5	$801.8
Less: Sale of real estate	(8.1)	(8.1)	(56.8)	(111.5)
Less: NCI adjustments (3)	(10.3)	(21.3)	(34.4)	(204.2)
Add: Unconsolidated investment adjustments (4)	26.5	22.2	123.9	103.8
Revenues (KW Share, excluding Sale of real estate)	$186.8	$174.1	$806.2	$589.9
(3) Revenues (excluding Sale of real estate) attributable to non-controlling interests.
(4) Company’s share of revenues (excluding Sale of real estate) from unconsolidated investments

Kennedy-Wilson Holdings, Inc
Total Debt Exposure
(Unaudited, Dollars in millions)
Kennedy Wilson has exposure to fixed and floating rate debt through its corporate debt along with debt encumbering its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated debt by interest rate type.

(Dollars in millions)	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Debt
Secured Investment Level Debt (1)	$3,281.9	$1,415.3	$1,104.1	$5,801.3
Kennedy Wilson Europe Unsecured Bonds	1,268.4	—	—	1,268.4
KW Unsecured Debt	1,150.0	—	75.0	1,225.0
Total	$5,700.3	$1,415.3	$1,179.1	$8,294.7
% of Total Debt	69%	17%	14%	100%
(1) Represents $2,966.4 million of consolidated investment debt and $2,834.9 million of unconsolidated investment level debt. Approximately 99% of such investment level debt is non-recourse to the Company.

Kennedy-Wilson Holdings, Inc.
Reconciliation of Adjusted Fees
(Unaudited)
(Dollars in millions)

Adjusted Fees
	4Q		Full Year
	2018	2017	2018	2017
Investment management, property services and research fees	$10.5	$10.2	$45.3	$42.9
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)(2)	0.9	3.8	13.6	26.4
Performance fees included in unconsolidated investments	2.7	0.2	27.4	8.7
KW share of fees in unconsolidated service businesses(3)	—	—	—	8.6
Adjusted Fees	$14.1	$14.2	$86.3	$86.6
(1) The three months ended December 31, 2018 and 2017 includes $0.8 million and $1.8 million, respectively, and the year ended December 31, 2018 and 2017 includes $14.0 million and $17.3 million, respectively, of fees recognized in net (income) loss attributable to noncontrolling interests relating to portion of fees paid by noncontrolling interest holders in KWE and equity partner investments.
(2) The three months and year ended December 31, 2017 include $1.7 million and $16.6 million, respectively, of fees earned from KWE.
(3) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain. This investment was sold in 4Q-2017.

Investment Management and Real Estate Services
	Investment Management	Property Services	Research	Total
YTD 2018 Adjusted Fees(1)	$54.3 million	$16.9 million	$15.1 million	$86.3 million
YTD 2018 Adjusted EBITDA(1)(2)	$37.2 million	$(0.6) million	$38.6 million	$75.2 million
Description		$2.2 billion in total fee-bearing capital(1)
(1) As defined in "Common Definitions" section of the earnings release.
(2) See reconciliation of Adjusted EBITDA in Adjusted EBITDA by Segment section.
(3) Represents total investment level equity, development costs, and/or equity commitments on which we earn fee income.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2018
(Unaudited)
(Dollars in millions)

December 31, 2018
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $623.6	$6,326.1
Loan purchases and originations	27.8
Investment debt	(4,210.8)
Cash held by consolidated investments	419.0
Unconsolidated investments, gross of accumulated depreciation and amortization of $67.1(1)(2)	876.9
Net hedge liability	(15.8)
Other	(37.7)
Consolidated investment account	3,385.5
Less:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $32.9	(217.4)
Investment account	$3,168.1
(1) Excludes $35.1 million relating to accrued performance fees relating to carried interests in unconsolidated investments.
(2) Excludes $15.0 million related to our investment in a real estate service and research company.

Investment Account Detail at December 31, 2018	Multifamily	Commercial	Residential and Other	Hotel	Total
Western U.S.	$809.6	$419.7	$229.1	$99.7	$1,558.1
United Kingdom	108.3	1,116.9	4.1	50.4	1,279.7
Ireland	259.5	520.8	26.9	136.0	943.2
Italy	—	145.2	—	—	145.2
Spain	—	105.0	—	—	105.0
Non-real estate investments					17.7
Cash and net hedge liability					378.4
KWE unsecured debt					(1,259.2)
Total	$1,177.4	$2,307.6	$260.1	$286.1	$3,168.1